UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 7, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed by Auxilium Pharmaceuticals, Inc. (“Auxilium” or the “Company”) with the U.S. Securities and Exchange Commission on April 29, 2013, the Company and its existing domestic subsidiaries entered into a Credit Agreement and related security and other agreements on April 26, 2013 (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“MSSF”) providing for a $225,000,000 senior secured term loan (the “Term Loan”).  On June 7, 2013, the Company and its existing domestic subsidiaries entered into a letter agreement amendment to the Credit Agreement (the “Amendment”) with MSSF in connection with MSSF’s syndication of the Term Loan to other lenders.  Pursuant to the Amendment, the Credit Agreement has been amended as follows:

•  Under the Credit Agreement, the loans comprising the Term Loans bear interest at a rate equal to the base rate or LIBOR rate, at the election of the Company, plus a margin.  Pursuant to the Amendment, the applicable margin has been increased from 2.75% to 4.00% for loans bearing interest at a rate equal to the base rate and from 3.75% to 5.00% for loans bearing interest at a rate equal to LIBOR.

•  Prior to the Amendment, the Credit Agreement required the Company to pay a prepayment premium in connection with certain prepayments of the Term Loan occurring prior to April 26, 2014, equal to 1.00% of the amount of the Term Loan prepaid.  Pursuant to the Amendment, the Company must pay a prepayment premium in connection with certain prepayments of the Term Loan (i) equal to 2.00% of the amount of the Term Loan prepaid if any such prepayment occurs prior to April 26, 2014 and (ii) equal to 1.00% of the amount of the Term Loan prepaid if any such prepayment occurs prior to April 26, 2015.

•  Prior to the Amendment, the maturity date for the Term Loan was April 15, 2018.  Pursuant to the Amendment, the maturity date for the Term Loan is April 26, 2017.

•  Prior to the Amendment, in the event the Company borrowed an incremental term loan (“Incremental Loan”) under the Credit Agreement during the first two years of the life of the Term Loan, the existing Term Loan lenders would be entitled to an increase in interest and yield with respect to the Term Loan to the extent an Incremental Loan lender was entitled to interest and yield with respect to an Incremental Loan in excess of certain thresholds set forth in the Credit Agreement.  Pursuant to the Amendment, the existing Term Loan lenders are entitled to such increase in interest and yield with respect to the Term Loan for the entirety of the life of the Term Loan.

•  Prior to the Amendment, the principal amount of the Term Loan outstanding under the Credit Agreement amortized at a rate equal to 1.00% per annum.  Pursuant to the Amendment, the principal amount of the Term Loan outstanding under the Credit Agreement will amortize at a rate equal to 5.00% per annum.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Description
10.1

Amendment to Credit Agreement dated June 7, 2013, by and among Auxilium Pharmaceuticals, Inc., as Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent, Collateral Agent and as Syndication Agent, and Morgan Stanley Senior Funding, Inc. as Sole Lead Arranger and Sole Bookrunner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 13, 2013	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment to Credit Agreement dated June 7, 2013, by and among Auxilium Pharmaceuticals, Inc., as Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent, Collateral Agent and as Syndication Agent, and Morgan Stanley Senior Funding, Inc. as Sole Lead Arranger and Sole Bookrunner